Exhibit 10.1
FIRST AMENDMENT TO THE

AMENDED AND RESTATED SITE LEASE AND LANDFILL GAS DELIVERY

AGREEMENT AND TO THE SCHEDULE OF DEFINITIONS

EACH OF WHICH IS DATED AS OF NOVEMBER 17, 2008

This FIRST AMENDMENT TO THE AMENDED AND RESTATED SITE LEASE AND LANDFILL GAS DELIVERY AGREEMENT AND TO THE SCHEDULE OF DEFINITIONS, EACH OF WHICH IS DATED AS OF NOVEMBER 17, 2008, is made this 20 day of July 2009, and is by, between and among RHODE ISLAND RESOURCE RECOVERY CORPORATION, RIDGEWOOD GAS SERVICES LLC and RHODE ISLAND LFG GENCO, LLC.

1.           The provisions of Section 3.1(c) of the Agreement shall be deleted and the following provisions shall be inserted in lieu thereof:

(c)           Payments to RILG. In the event that (i) RIRRC directly or indirectly constructs or enters into an agreement for the construction of a waste incineration, waste gasification or other waste to energy facility or enters into a relationship, directly or indirectly, with a waste to energy company with respect to the utilization or diversion of waste and (ii) the quantity of waste deposited in the Landfill is less than the total tonnage shown in Exhibit E using the low side estimate and (iii) Landfill Gas generation is insufficient to operate the RILG Facilities at the capacities forecast by RILG prior to such utilization or diversion, then RIRRC shall make monthly payments to RILG in an amount necessary to hold RILG harmless from any reduction in revenues, subject to a reduction for RILG’s avoided cost of operation, as agreed by the Parties; provided that the payments made by RIRRC under this Section 3.1(c) shall not exceed $8,500,000 in any calendar year and shall not extend beyond 2025. In the event the Parties cannot agree as aforesaid, such dispute shall be resolved in accordance with the procedures set forth in Section 17.6 of this Agreement.

2.           The definition of Decommissioning Date in the Schedule of Definitions shall be amended to be December 31, 2011.

IN WITNESS WHEREOF, the Parties have set their hand as of the date first set forth above.

RILG
By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes
Name:	Randall D. Holmes
Title:	Chief Executive Officer

RIDGEWOOD GAS SERVICES LLC
By:	Ridgewood Renewable Power LLC,
its Manager

By:	/s/ Randall D. Holmes
Name:	Randall D. Holmes
Title:	Chief Executive Officer

RHODE ISLAND RESOURCE RECOVERY CORPORATION

By:	/s/ Michael OConnell
Name:	Michael OConnell
Title:	Executive Director